UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2025

ADAPTIVE BIOTECHNOLOGIES CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-38957	27-0907024
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1165 Eastlake Avenue East
Seattle, Washington	98109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 659-0067

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ADPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of Material Definitive Agreement.

On August 13, 2025, the Strategic Collaboration and License Agreement between Adaptive Biotechnologies Corporation (“Adaptive”) and Genentech, Inc. (“Genentech”), dated as of December 19, 2018 (the “Agreement”), was terminated, with termination effective February 9, 2026. Adaptive and Genentech entered into the Agreement in 2018 to collaborate on research and development of certain cancer cell therapy products.

The parties will wind down activities under the Agreement. Upon termination, Adaptive will be released from exclusivity obligations with respect to cell therapies in oncology.

As a result of the termination, Adaptive expects to recognize $33.7 million during the second half of 2025 in non-cash revenue from the remaining amortization of the cash consideration received under the Agreement.

Adaptive’s ongoing Immune Medicine programs and financial goals continue to focus on: (i) developing and deploying digital TCR-antigen prediction models that enable novel immunology applications and partnering opportunities; (ii) developing a pre-clinical data package for the lead T-cell depletion program in autoimmunity; and (iii) achieving the fiscal year 2025 Immune Medicine cash burn target of $25–$30 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adaptive Biotechnologies Corporation

Date: August 18, 2025	By:	/s/ Kyle Piskel
Kyle Piskel Chief Financial Officer